UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2023

ZRCN Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA. 95008.

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2023, Zircon Corporation (“Zircon”), a subsidiary of ZRCN Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Loan Agreement, dated as of January 23, 2023, and the related Commercial Promissory Note (Base Rate) dated January 27, 2023 in the original principal amount of $12,000,000 (the “2023 Note”) and that certain Commercial Promissory Note (Base Rate) dated September 30, 2019 in the original principal amount of $300,000 (the “2019 Note,” and together with the 2023 Note, the “Notes”) with U.S. Bank National Association (the “Bank”), as successor in interest to Union Bank, N.A. Capitalized terms used and not otherwise defined in this section of this report have the meanings ascribed to such terms in the Loan Agreement and the Notes.

ZRCN and Zircon executed an Amendment To Loan Agreement And Notes, Guaranty, and Borrowing Resolutions of their respective Boards of Directors and in return Bank waived the default of terms and conditions of the Loan Agreement that resulted from the reverse merger involving Zircon and the Company.

The description above is only a summary of the material provisions of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Amendment, a copy of which is attached hereto as Exhibit 10.1.

Exhibit No.	Exhibit Description

10.1	Amendment To Loan Agreement And Notes, dated November 8, 2023, by and between Zircon Corporation and U.S. Bank National Association, as successor in interest to Union Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN, Inc.

Date: November 13, 2023	By:	/s/ John Stauss
John Stauss
Chief Executive Officer

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